Exhibit 99.1

ADTRAN, Inc. Reports Results for Second Quarter 2009 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--July 14, 2009--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the second quarter of 2009. Sales were $121,528,000 for the quarter, compared to $131,183,000 for the second quarter of 2008. Net income was $18,839,000 for the quarter, compared to $22,414,000 for the second quarter of 2008. Earnings per share, assuming dilution, were $0.30 for the quarter, compared to $0.34 for the second quarter of 2008.

ADTRAN Chief Executive Officer Tom Stanton stated, “In the second quarter, each of our growth businesses - Broadband Access, Optical Access and Internetworking - grew both sequentially and year over year, and combined achieved a record revenue level. Most notable during the quarter was Internetworking revenue growing an impressive 28% year over year, as our success in this area continued to reflect the broad-based support we are seeing in our carrier distribution and value added reseller channels. Our growth businesses represented a record 54% of total company revenues for the quarter compared to 46% for the same period last year.”

The Company also reported that stock-based compensation expense for the second quarter of 2009 reduced diluted earnings per share by $0.02 compared to $0.03 for the second quarter of 2008.

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2009. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on July 30, 2009. The ex-dividend date is July 28, 2009 and the payment date is August 13, 2009.

The Company also confirmed that its second quarter conference call will be held Wednesday, July 15, 2009 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,700 solutions for use in the last mile of today's telecommunications networks. Widely deployed by carriers and enterprises alike, ADTRAN solutions enable voice, data, video, and Internet communications across copper, fiber, and wireless network infrastructures. ADTRAN solutions are currently in use by every major U.S. service provider and many global ones, as well as by thousands of public, private and governmental organizations worldwide.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended March 31, 2009. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Balance Sheet
Unaudited
(In thousands)

	June 30, 2009	December 31, 2008
Assets
Cash and cash equivalents	$38,192	$41,909
Short-term investments	125,779	96,277
Accounts receivable, net	63,990	52,749
Other receivables	5,661	2,896
Inventory, net	48,342	47,406
Prepaid expenses	2,383	2,974
Deferred tax assets, net	8,788	8,653
Total current assets	293,135	252,864

Property, plant and equipment, net	74,429	75,487
Deferred tax assets, net	1,970	3,920
Other assets	103	103
Long-term investments	157,128	141,241
Total assets	$526,765	$473,615

Liabilities and Stockholders' Equity
Accounts payable	$22,970	$20,313
Unearned revenue	6,263	6,141
Accrued expenses	4,363	3,536
Accrued wages and benefits	10,859	9,868
Income tax payable, net	5,972	266
Total current liabilities	50,427	40,124

Other non-current liabilities	11,127	9,422
Bonds payable	48,250	48,250
Total liabilities	109,804	97,796

Stockholders' equity	416,961	375,819

Total liabilities and stockholders' equity	$526,765	$473,615

Consolidated Statements of Income
(In thousands, except per share data)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Sales	$121,528	$131,183	$231,892	$251,068
Cost of Sales	49,838	51,789	92,742	101,434

Gross Profit	71,690	79,394	139,150	149,634

Selling, general and administrative expenses	24,885	25,709	48,582	51,256
Research and development expenses	20,670	20,215	41,532	39,768

Operating income	26,135	33,470	49,036	58,610

Interest and dividend income	1,837	2,219	3,475	4,502
Interest expense	(609)	(660)	(1,212)	(1,279)
Net realized investment gain (loss)	995	(15)	(2,203)	(104)
Other income (expense), net	100	339	(35)	466

Income before provision for income taxes	28,458	35,353	49,061	62,195

Provision for income taxes	(9,619)	(12,939)	(15,038)	(22,734)

Net Income	$18,839	$22,414	$34,023	$39,461

Weighted average shares outstanding
Basic	62,457	64,239	62,310	64,419
Diluted (1)	63,240	65,340	62,927	65,400

Earnings per common share
Basic	$0.30	$0.35	$0.55	$0.61
Diluted (1)	$0.30	$0.34	$0.54	$0.60

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Supplemental Information
Stock Based Compensation Expense
(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Stock-based compensation expense included in cost of sales	$59	$79	$130	$158

Selling, general and administrative expense	674	889	1,502	1,843
Research and development expense	859	992	1,779	1,998

Stock-based compensation expense included in operating expenses	1,533	1,881	3,281	3,841

Total stock-based compensation expense	1,592	1,960	3,411	3,999
Tax benefit for expense associated with non-qualified options	(156)	(196)	(296)	(404)

Total stock-based compensation expense, net of tax	$1,436	$1,764	$3,115	$3,595

Consolidated Statements of Cash Flow
Unaudited
(In thousands)

	Six Months Ended
	June 30,
	2009	2008
Cash flows from operating activities:
Net income	$34,023	$39,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,008	4,823
Amortization of net premium of available-for-sale investments	1,643	873
Net realized loss on long-term investments	2,203	104
Gain on disposal of property, plant, and equipment	(22)	(15)
Stock-based compensation expense	3,411	3,999
Deferred income taxes	(1,625)	(1,411)
Tax benefit from stock option exercises	542	456
Excess tax benefit from stock-based compensation arrangements	(354)	(247)
Change in operating assets and liabilities:
Accounts receivable, net	(11,241)	7,979
Other receivables	(2,765)	231
Inventory	(936)	(1,279)
Prepaid expenses and other assets	591	714
Accounts payable	2,657	2,345
Accrued expenses and other liabilities	3,643	2,230
Income tax payable, net	5,706	4,522
Net cash provided by operating activities	42,484	64,785

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,928)	(4,615)
Proceeds from sales and maturities of available-for-sale investments	107,512	120,232
Purchases of available-for-sale investments	(147,580)	(112,590)
Net cash provided by (used in) investing activities	(43,996)	3,027

Cash flows from financing activities:
Proceeds from exercises of stock options	8,419	1,724
Purchases of treasury stock	(1,430)	(14,871)
Dividend payments	(11,179)	(11,624)
Excess tax benefits from stock-based compensation arrangements	354	247
Net cash used in financing activities	(3,836)	(24,524)

Net increase (decrease) in cash and cash equivalents	(5,348)	43,288
Effect of exchange rate changes	1,631	625
Cash and cash equivalents, beginning of period	41,909	13,941

Cash and cash equivalents, end of period	$38,192	$57,854

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
Investor Services/Assistance:
Gayle Ellis, 256-963-8220